EXHIBIT 21.1

A. & R. Line, Inc.
Alabama & Gulf Coast Railway LLC
Arizona & California Railroad Company
Bauxite & Northern Railway Company
California Northern Railroad Company
California Western Railroad, Inc.
Cape Breton & Central Nova Scotia Railway Limited
Cascade and Columbia River Railroad Company
Central Oregon & Pacific Railroad, Inc.
The Central Railroad Company of Indiana
Central Railroad Company of Indianapolis
Connecticut Southern Railroad, Inc.
Dakota Rail, Inc.
Dallas, Garland & Northeastern Railroad, Inc.
Dallas, Garland & Northeastern Railroad, Inc. (inactive)
Eastern Alabama Railway, LLC
Goderich-Exeter Railway Company Limited
Huron and Eastern Railway Company, Inc.
Indiana & Ohio Rail Corp.
Indiana & Ohio Railway Company
Indiana Southern Railroad, LLC
J.K. Line, Inc.
Kiamichi Railroad Company, L.L.C.
Kyle Railroad Company
Kyle Railways, LLC
The Massena Terminal Railroad Company
Mid-Michigan Railroad, Inc.
Missouri & Northern Arkansas Railroad Company, Inc.
New England Central Railroad, Inc.
New StatesRail Holdings, LLC
North Carolina & Virginia Railroad Company, LLC
Otter Tail Valley Railroad Company, Inc.
Palm Beach Rail Holding, Inc.
Plainview Terminal Company
Point Comfort & Northern Railway Company
Puget Sound & Pacific Railroad
RAAI Delaware, LLC
Rail Line Holdings #1, Inc.
RailAmerica Operations Shared Services, Inc., f/k/a American Rail Dispatching Center, Inc.
RailAmerica Operations Support Group, Inc. f/k/a Rail Operating Support Group, Inc.
RailAmerica Australia II, LLC
RailAmerica Contract Switching Services, Inc.
RailAmerica de Chile S.A.
RailAmerica Equipment Corp.
RailAmerica Intermodal Services, Inc.
RailAmerica Holding Services, Inc.
RailAmerica Transportation Corp.
RaiLink Acquisition, Inc.
RaiLink Canada Ltd.
RailTex Canada, Inc.
RailTex Distribution Services, Inc.

RailTex International Holdings, Inc.
RailTex, Inc.
RL Funding Corp.
Rockdale, Sandow & Southern Railroad Company
San Diego & Imperial Valley Railroad Company, Inc.
San Joaquin Valley Railroad Co.
San Pedro Trails, Inc.
South Carolina Central Railroad Company, LLC
South East Rail, Inc.
StatesRail II Railroad, LLC
StatesRail, LLC
SWKR Operating Co., Inc. d/b/a San Pedro & Southwestern Railway Company, Inc.
Toledo, Peoria & Western Railway Corp.
Trois-Rivières Trailers, Inc./Remorques Trois-Rivières Inc.
Ventura County Railroad Company

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